Exhibit 1

JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT (this “Agreement”) is made and entered into as of this 7th day of September, 2006 among Metropolitan SPV, L.P., a Delaware limited partnership; Metropolitan SPV GP, L.L.C., a Delaware limited liability company; Bedford Falls Investors, L.P., a Delaware limited partnership; Metropolitan Capital Advisors, L.P., a Delaware limited partnership; Metropolitan Capital Advisors, Inc., a New York corporation; Metropolitan Capital Partners II, L.P., a New York limited partnership; KJ Advisors, Inc., a New York corporation; Metropolitan Capital Advisors International Limited, a British Virgin Islands international business company; Metropolitan Capital Partners III, L.P., a Delaware limited partnership; Metropolitan Capital III, Inc., a Delaware corporation; Metropolitan Capital Advisors Select Fund, L.P., a Delaware limited partnership; Metropolitan Capital Select, L.L.C., a Delaware limited liability company; Jeffrey E. Schwarz, a citizen of the United States of America; Karen Finerman, a citizen of the United States of America; and The Committee for Concerned Cyberonics, Inc. Shareholders, which is not a business entity and has no place of organization.

The parties to this Agreement hereby agree to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on Schedule 13D and Schedule 13G (the “Filings”) required to be filed by them pursuant to Section 13(d) or 13(g) under the Securities Exchange Act of 1934, as amended, with respect to their respective ownership of any securities of Cyberonics, Inc that are required to be reported on any Filings. Each party represents to the other parties that he, she or it is eligible to file a statement or statements on Schedule 13D pertaining to his, her or its ownership of securities of Cyberonics, Inc. Each party to this Agreement further agrees and covenants to the other parties that he, she or it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

IN WITNESS WHEREOF, the parties, hereto have executed this Agreement as of the date first set forth above.

METROPOLITAN SPV, L.P.

/s/ Karen Finerman
By: Karen Finerman
Title: Managing Member of Metropolitan SPV GP, L.L.C.,
which is the general partner of Metropolitan SPV, L.P.,

METROPOLITAN SPV GP, L.L.C.

/s/ Karen Finerman
By: Karen Finerman
Title: Managing Member

BEDFORD FALLS INVESTORS, L.P.

/s/ Karen Finerman
By: Karen Finerman
Title: President of Metropolitan Capital Advisors, Inc., which is the general partner of Metropolitan Capital Advisors, L.P., which is the general partner of Bedford Falls Investors, L.P.

METROPOLITAN CAPITAL ADVISORS, INC.

/s/ Karen Finerman
By: Karen Finerman
Title: President of Metropolitan Capital Advisors, Inc.

METROPOLITAN CAPITAL ADVISORS, L.P.

/s/ Karen Finerman
By: Karen Finerman
Title: President of Metropolitan Capital Advisors, Inc., which is the general partner of Metropolitan Capital Advisors, L.P.

KJ ADVISORS, INC.

/s/ Jeffrey E. Schwarz
By: Jeffrey E. Schwarz
Title: Chief Executive Officer

METROPOLITAN CAPITAL PARTNERS II, L.P.

/s/ Jeffrey E. Schwarz
By: Jeffrey E. Schwarz
Title: Chief Executive Officer of KJ Advisors, Inc., which is the general partner of Metropolitan Capital Partners II, L.P.

METROPOLITAN CAPITAL III, INC.

/s/ Jeffrey E. Schwarz
By: Jeffrey E. Schwarz Title: Chief Executive Officer

METROPOLITAN CAPITAL PARTNERS III, L.P.

/s/ Jeffrey E. Schwarz
By: Jeffrey E. Schwarz Title: Chief Executive Officer of Metropolitan Capital III, Inc., which is the general partner of Metropolitan Capital Partners III, L.P.

METROPOLITAN CAPITAL ADVISORS INTERNATIONAL LIMITED

/s/ Jeffrey E. Schwarz

By: Jeffrey E. Schwarz

Title: Chief Executive Officer of Metropolitan Capital III, Inc.,

which is the general partner of Metropolitan Capital Partners III, L.P.,

which is the investment manager of Metropolitan Capital Advisors

International Limited

METROPOLITAN CAPITAL ADVISORS SELECT FUND, L.P.

/s/ Karen Finerman
By: Karen Finerman Title: Managing Member of Metropolitan Capital Select, L.L.C., which is the general partner of Metropolitan Capital Advisors Select Fund, L.P.,

METROPOLITAN SELECT, L.L.C.

/s/ Karen Finerman
By: Karen Finerman Title: Managing Member

/s/ Jeffrey E. Schwarz
Jeffrey E. Schwarz

/s/ Karen Finerman
Karen Finerman